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                                                                   Exhibit 23.2


                         Consent of Coopers & Lybrand


We hereby consent to the incorporation by reference in this Current Report on Form 8-K of Apache Corporation of our Firm's name, our report dated February 13, 1995 on our audits of the consolidated financial statements of DEKALB Energy Company as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, and our report dated February 13, 1995 on our audit of the associated financial statement schedule of DEKALB Energy Company; and the incorporation by reference of our Firm's name and such reports into Apache Corporation's previously filed Registration Statements on Form S-3 (Nos. 33-51253, 33-53129 and 33-62177), Form S-4 (33-61669) and Form S-8 (Nos.
33-53442, 33-37402, 33-31407, 33-59721 and 33-59723).





                                                   Coopers & Lybrand
                                                   Chartered Accountants


Calgary, Alberta, Canada
September 6, 1995